Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$3,869,951
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,991,117
Dividend Income	91,766
Interest Income	146,792
Total Income (Loss)	$9,099,626

Expenses
General Partner Management Fees	$41,089
Professional Fees	18,090
Brokerage Commissions	6,509
Directors' Fees and insurance	5,081
License fees	1,028
Total Expenses	$71,797
Net Income (Loss)	$9,027,829

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/26	$77,213,246
Net Income (Loss)	9,027,829

Net Asset Value End of Month	$86,241,075
Net Asset Value Per Share (1,250,000 Shares)	$68.99

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596